SICHENZIA, ROSS & FRIEDMAN, LLP
                             Attorneys At Law
                      135 West 50th Street, 20th Floor
                             New York, NY  10020
                            ____________________

                          Telephone: (212) 664-1200
                          Facsimile: (212) 664-7329
                          E-mail: srflaw@i-2000.com


                                                          June 13, 2000

VIA ELECTRONIC TRANSMISSION

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

        Re:   American Champion Entertainment, Inc.
              Form SB-2 Registration Statement

Ladies and Gentlemen:

        We refer to the above-captioned registration statement on Form SB-2 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), filed by American Champion Entertainment, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission.

        We have examined the originals, photocopies, certified copies or other evidence of such records of the Company, certificates of officers of the Company and public officials, and other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as certified copies or photocopies and the authenticity of the originals of such latter documents.

        Based on our examination mentioned above, we are of the opinion that the securities being registered to be sold pursuant to the Registration Statement are duly authorized and will be, when sold in the manner described in the Registration Statement, legally and validly issued, and fully paid and non-assessable.

        We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under "Legal Matters" in the related Prospectus. In giving the foregoing consent, we do not hereby admit that we are in the category of persons whose consent is required under
Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission.




                                           Very truly yours,

                                           /s/Sichenzia, Ross & Friedman, LLP
                                           Sichenzia, Ross & Friedman, LLP